UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


       Date of report (Date of earliest event reported): July 26, 2005


                            O'REILLY AUTOMOTIVE, INC.
             (Exact Name of Registrant as Specified in Its Charter)


         Missouri                                      44-0618012
--------------------------------------------------------------------------------
(State or Other Jurisdiction                  (IRS Employer Identification No.)
     of Incorporation)

                                233 S. Patterson
                           Springfield, Missouri 65802
--------------------------------------------------------------------------------
               (Address of Principal Executive Offices)(Zip Code)


                                  417-862-6708
--------------------------------------------------------------------------------
              (Registrant's Telephone Number, Including Area Code)


                                (Not Applicable)
--------------------------------------------------------------------------------
         (Former name or former address, if changed since last report.)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]  Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under  the
     Exchange Act (17 CFR 240.14d-d(b))

[_]  Pre-commencement   communications  pursuant  to  Rule  13e-4(c)  under  the
     Exchange Act (17 CFR 240-13e-4(c))

Section 2 - Financial Information
Item 2.02  Results of Operations and Financial Condition.

On July 26, 2005, O'Reilly Automotive, Inc. issued a press release announcing second quarter earnings. The text of the press release is attached hereto as
Exhibit 99.1.


Section 7 - Regulation FD
ITEM 7.01. REGULATION FD DISCLOSURE

On July 26, 2005, O'Reilly Automotive, Inc. issued a press release announcing second quarter earnings. The text of the press release is attached hereto as
Exhibit 99.1.

Section 9 - Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits

Exhibit
Number         Description
------         -----------------------------------------------------------------

 99.1          Press Release dated July 26, 2005

The information in this Current Report on Form 8-K, including the exhibit hereto, shall not be deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  July 29, 2005
                                     O'REILLY AUTOMOTIVE, INC.

                                     By:/s/ James R. Batten
                                     -------------------------------------------
                                     James R. Batten
                                     Executive Vice President of Finance
                                      Chief Financial Officer and Treasurer
                                      (principal financial officer)

FOR IMMEDIATE RELEASE

For further information contact:                             Greg Henslee
                                                             Jim Batten
                                                             (417) 862-3333
________________________________________________________________________________

                    O'REILLY AUTOMOTIVE, INC. REPORTS RECORD
                           2005 SECOND QUARTER RESULTS
                 9.6% INCREASE IN COMPARABLE STORE PRODUCT SALES
                      26.7% INCREASE IN EARNINGS PER SHARE
________________________________________________________________________________

Springfield, MO, July 26, 2005 -- O'Reilly Automotive, Inc. ("O'Reilly" or "the Company") (Nasdaq: ORLY) today announced record revenues and earnings for the second quarter of 2005, representing 47 quarters of record revenues and earnings for O'Reilly since becoming a public company in April 1993.

Net income, before cumulative effect of accounting change, for the second quarter ended June 30, 2005, totaled $42.9 million, up 27.3% from $33.7 million for the same period in 2004. Diluted earnings per common share, before cumulative effect of accounting change, for the second quarter of 2005 increased 26.7% to $0.38 on 113.1 million shares compared to $0.30 for the second quarter of 2004 on 111.4 million shares.

Product sales for the three months ended June 30, 2005, totaled $521.2 million, up 19.8% from $435.2 million for the same period a year ago. Gross profit for the second quarter of 2005 increased to $229.0 million (or 43.9% of product sales) from $189.4 million (or 43.5% of product sales) for the second quarter of 2004, representing an increase of 20.9%. Operating, Selling, General and Administrative ("OSG&A") expenses increased to $160.8 million (or 30.9% of product sales) for the second quarter of 2005 from $135.2 million (or 31.1% of product sales) for the second quarter of 2004, representing an increase of 18.9%.

Net income, before cumulative effect of accounting change, for the first six months of 2005 totaled $76.1 million, up 24.8% from $61.0 million for the same period a year ago. Diluted earnings per common share, before cumulative effect of accounting change, for the first six months of 2005 increased 21.8% to $0.67 on 112.8 million shares compared to $0.55 a year ago on 111.1 million shares.

Product sales for the first six months of 2005 totaled $987.4 million, up 17.8% from $838.5 million for the same period a year ago. Gross profit for the first six months of 2005 increased to $425.1 million (or 43.1% of product sales) from $359.0 million (or 42.8% of product sales) for the same period a year ago, representing an increase of 18.4%. OSG&A expenses increased to $303.4 million (or 30.7% of product sales) for the first six months of 2005 from $260.8 million (or 31.1% of product sales) for the same period a year ago, representing an increase of 16.3%.

Comparable store product sales for stores open at least one year increased 9.6% and 8.4% for the second quarter and first six months of 2005 respectively.

On June 15, 2005, the Company issued dividend payments for all shareholders as of record on May 31, 2005, for a two-for-one stock split that was announced on May 24, 2005.

"We're very proud of Team O'Reilly's outstanding second quarter performance. The 9.6% comparable store product sales increase was the result of the outstanding efforts of each team member to give every customer the best service in our business," said Greg Henslee, CEO and Co-President.

"In addition to opening 41 stores during the quarter, we successfully closed our acquisition of Midwest Auto Parts which included 72 stores and 2 distribution centers in St. Paul, Minnesota, and Billings, Montana. We look forward to working with our new team members to grow the business in that region," said Ted Wise, COO and Co-President.

The Company will host a conference call Wednesday, July 27, 2005, at 10:00 a.m. central time to discuss its results, as well as future expectations. Interested parties may listen to the conference call live on the Company's web site, www.oreillyauto.com, by clicking "News." A replay will also be available on the web site shortly after the call.

O'Reilly Automotive, Inc. is one of the largest specialty retailers of automotive aftermarket parts, tools, supplies, equipment and accessories in the United States, serving both the do-it-yourself and professional installer markets. Founded in 1957 by the O'Reilly family, the Company operated 1,399 stores within the states of Alabama, Arkansas, Florida, Georgia, Illinois, Indiana, Iowa, Kansas, Kentucky, Louisiana, Minnesota, Mississippi, Missouri, Montana, Nebraska, North Carolina, North Dakota, Oklahoma, South Carolina, South Dakota, Tennessee, Texas, Virginia, Wisconsin and Wyoming as of June 30, 2005.

The Company claims the protection of the safe-harbor for forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements can be identified by forward-looking words such as "expect," "believe," "anticipate," "good," "plan," "intend," "estimate," "project," "will" or similar words. In addition, statements contained within this press release that are not historical facts are forward-looking statements, such as statements discussing among other things, expected growth, store development and expansion strategy, business strategies, future revenues and future performance. These forward-looking statements are based on estimates, projections, beliefs and assumptions and are not guarantees of future events and results. Such statements are subject to risks, uncertainties and assumptions, including, but not limited to, competition, product demand, the market for auto parts, the economy in general, inflation, consumer debt levels, governmental approvals, our ability to hire and retain qualified employees, risks associated with the integration of acquired businesses, weather, terrorist activities, war and the threat of war. Actual results may materially differ from anticipated results described or implied in these forward-looking statements. Please refer to the Risk Factors sections of the Company's Form 10-K for the year ended December 31, 2004, for more details.

                   O'REILLY AUTOMOTIVE, INC. AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEETS

                                                    June 30,       December 31,
                                                     2005             2004
                                                 ------------     ------------
                                                 (Unaudited)          (Note)
                                                    (In thousands, except
                                                          share data)
Assets
Current assets:
  Cash and cash equivalents                       $    36,452      $    69,028
  Accounts receivable, net                             75,481           60,928
  Amounts receivable from vendors, net                 47,304           52,976
  Inventory                                           695,842          625,320
  Other current assets                                 13,093            5,225
                                                 ------------     ------------
   Total current assets                               868,172          813,477

Property and equipment, at cost                       895,448          791,794
Accumulated depreciation and amortization             248,527          224,301
                                                 ------------    -------------
   Net property and equipment                         646,921          567,493

Notes receivable, less current portion                 31,290           21,690
Other assets, net                                      61,726           29,697
                                                 ------------     ------------
Total assets                                      $ 1,608,109      $ 1,432,357
                                                 ============     ============

Liabilities and shareholders' equity
Current liabilities:
  Income taxes payable                            $    29,379      $     9,736
  Accounts payable                                    272,100          240,548
  Accrued payroll                                      16,884           15,130
  Accrued benefits and withholdings                    43,596           35,794
  Deferred income taxes                                 5,209            7,198
  Other current liabilities                            51,946           24,817
  Current portion of long-term debt                    75,587              592
                                                 ------------     ------------
    Total current liabilities                         494,701          333,815

Long-term debt, less current portion                   25,471          100,322
Deferred income taxes                                  31,353           38,440
Other liabilities                                      12,998           11,963

Shareholders' equity:
  Common stock, $0.01 par value:
    Authorized shares - 250,000,000
    Issued and outstanding shares -
     111,816,886 at June 30, 2005,
     and 55,377,130 at December 31, 2004                1,118              554
  Additional paid-in capital                          346,278          326,650
  Retained earnings                                   696,190          620,613
                                                 ------------     ------------
    Total shareholders' equity                      1,043,586          947,817
                                                 ------------     ------------
Total liabilities and shareholders' equity        $ 1,608,109      $ 1,432,357
                                                 ============     ============

Note: The balance sheet at December 31, 2004, has been derived from the audited financial statements at that date, but does not include all of the information and footnotes required by United States generally accepted accounting principles for complete financial statements.

                   O'REILLY AUTOMOTIVE, INC. AND SUBSIDIARIES
                   CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                                   (Unaudited)

                                             Three Months Ended      Six Months Ended
                                                  June 30,                June 30,
                                             --------------------   --------------------
                                               2005       2004        2005       2004
                                             ---------  ---------   ---------  ---------
                                                 (In thousands, except per share data)
Product sales                                $ 521,209  $ 435,167   $ 987,448  $ 838,461
Cost of goods sold, including warehouse
  and distribution expenses                    292,239    245,732     562,309    479,433
                                             ---------  ---------   ---------  ---------
Gross profit                                   228,970    189,435     425,139    359,028
Operating, selling, general and
  administrative expenses                      160,843    135,193     303,431    260,759
                                             ---------  ---------   ---------  ---------
Operating income                                68,127     54,242     121,708     98,269
Other income (expense), net                        195       (438)       (473)      (884)
                                             ---------  ---------   ---------  ---------
Income before income taxes and cumulative
  effect of accounting change                   68,322     53,804     121,235     97,385
Provision for income taxes                      25,399     20,109      45,099     36,405
                                             ---------  ---------   ---------  ---------
Income before cumulative effect
  of  accounting change                         42,923     33,695      76,136     60,980
Cumulative effect of accounting
  change, net of tax                                 -          -           -     21,892
                                             ---------  ---------   ---------  ---------
Net income                                   $  42,923  $  33,695   $  76,136  $  82,872
                                             =========  =========   =========  =========
Net income per common share: (1)
  Income before cumulative effect
    of accounting change                     $    0.39  $    0.31   $    0.68  $    0.56
  Cumulative effect of accounting
    change, net of tax                               -          -           -       0.20
                                             ---------  ---------   ---------  ---------
  Net income                                 $    0.39  $    0.31   $    0.68  $    0.76
                                             =========  =========   =========  =========
Net income per common share -
    assuming dilution: (1)
  Income before cumulative effect
    of accounting change                     $    0.38  $    0.30   $    0.67  $    0.55
  Cumulative effect of accounting
    change, net of tax                               -          -           -       0.20
                                             ---------  ---------   ---------  ---------
  Net income                                 $    0.38  $    0.30   $    0.67  $    0.75
                                             =========  =========   =========  =========

Weighted-average common shares
    outstanding - basic (1)                    111,448    109,868     111,174    109,627
                                             =========  =========   =========  =========
Adjusted weighted-average common shares
  outstanding - assuming dilution (1)          113,138    111,441     112,827    111,101
                                             =========  =========   =========  =========

(1) On June 15, 2005, the Company completed a two-for-one split of its common stock. All share and per share amounts for the periods presented have been adjusted to reflect the effect of the stock split.

                   O'REILLY AUTOMOTIVE, INC. AND SUBSIDIARIES
                         SELECTED FINANCIAL INFORMATION
                                   (Unaudited)

                                                          June 30,
                                                     2005         2004
                                                   -------      -------
Inventory turnover (1)                                1.7          1.7
Inventory turnover, net of payables (2)               2.7          2.5

AP to inventory (3)                                  39.1%        38.8%
Debt-to-capital (4)                                   8.8%        10.3%
Return on equity (5)                                 13.8%        14.4%
Return on assets (6)                                  9.0%         9.3%

Square footage (in thousands) (7)                   8,860        7,768

Store count:
  New stores, net (three months ended) (8)            113           38
  Total stores                                      1,399        1,170

Total employment                                   19,426       17,203

                                                     Three Months Ended
                                                          June 30,
                                                    -------------------
                                                      2005       2004
                                                    --------   --------
Other information (in thousands):
  Capital expenditures                              $ 56,924   $ 41,669
  Depreciation & amortization                       $ 13,768   $ 11,670
  Interest expense                                  $  1,034   $    975
  Lease & rental expense                            $ 10,615   $  8,833

Sales per weighted-average square foot (9)          $  58.21   $  55.98

Sales per weighted-average
     store (in thousands) (10)                      $    388   $    371



(1) Calculated as cost of sales for the last 12 months divided by average inventory. Average inventory is calculated as the simple average of beginning and ending inventory for the same period used in determining the numerator.

(2) Calculated as cost of sales divided by average inventory less accounts payable. Average inventory is calculated as the simple average of beginning and ending inventory for the same period used in determining the numerator.

(3)  Accounts payable divided by inventory.

(4) The sum of long-term debt and current portion of long-term debt, divided by the sum of long-term debt, current portion of long-term debt and total shareholders' equity.

(5) Last 12 months net income divided by average shareholders' equity. Average shareholders' equity is calculated by taking a simple average of the beginning and ending shareholders' equity for the same period used in determining the numerator.

(6) Last 12 months net income divided by average total assets. Average total assets is calculated by taking a simple average of the beginning and ending total assets for the same period used in determining the numerator.

(7)  Square  footage  calculation  excludes  stores  acquired  with Midwest Auto
     Parts.

(8)  Net new stores includes 72 new stores acquired with Midwest Auto Parts.

(9) Total sales less jobber sales, divided by weighted-average square feet. Weighted-average sales per square foot is weighted to consider the approximate dates of store openings or expansions. This calculation excludes stores acquired with Midwest Auto Parts.

(10) Total sales less jobber sales, divided by weighted-average stores. Weighted-average sales per store is weighted to consider the approximate dates of store openings or expansions. This calculation excludes stores acquired with Midwest Auto Parts.